Lease of Property Agreement

This lease of the following office is made this Jan 7th, 20011 between the follow parties herein: by “Timeshare Holdings, Inc.” (TMSH) located at  2350 S. Jones Blvd. Ste 101 Las Vegas, Nevada herein after know as the Lessee, and between “ Helios, Inc. located at Socola Tower, Patil Lane No 3, College Road, Naski Mahrashtra, Indian Pin 422005 herein after known as Lessor

Witnesseth:

1. That Lessor hereby leases to Lessee and Lessee leases office suite located at Socola Tower, Patil Lane No 3, College Road, Suite 1-A Naski Mahrashtra, and Indian Pin 422005 in accordance with its joint venture agreement by said parties. All of which are included in the term Property as used herein. Lessee hereby acknowledges delivery and acceptance of the aforesaid Property upon the terms and conditions of this lease.
2. Lessor hereby leases to Lessee said Property for the purpose of creating associated office under the original joint venture by parties whereby Lessee will have office present to have direct association with Helios, Inc & Helios Assemble for the purpose of technology, manufacturing, and other business ventures within the country of India, including elsewhere that related to all future clean energy and high technology systems or developments regarding their original joint venture agreement.
3. The term of this lease is for two-years, with automatic extension beginning this 7th, day of January 2011 and shall continue for two years or longer by extending the agreement upon or prior to date of expiration Jan 7th, 2013.
4. In consideration of said lease, Lessee covenants and agrees as follows:
(a) To pay to Lessor for the possession and use of said Property for the purpose
Aforesaid, agreed amount from the proceeds from the joint venture of the 250 KW Pilot Project transaction to be determined or set an annual percentage of the net income received by joint venture, but not to exceed 5% of the total net of the project income.
(b) To safely keep and carefully use the Property and not sell or attempt to sell, remove Or attempt to remove, the same or any part thereof, except reasonably for the purpose aforesaid. (c) Lessee shall, during the term of this lease and until return and delivery of the Property to Lessor, abide by and conform to, and cause others to abide by and conform to, all laws and governmental aspect related rules and regulations, including any future laws of India.  . (d) Lessee shall pay all taxes, assessments and charges on said Property or its use during the time he is in possession of the same, imposed by federal, state, municipal or other public, or other authority; save Lessor free and harmless there from; and to these ends reimburse Lessor on a pro rata basis for such taxes or charges paid by Lessor hereto or hereafter.  (e) Lessee accepts the Property in its present condition, and during the term of this lease and until return and delivery of the Property Lessor the Lessee shall maintain it in its present condition, reasonable wear and tear occurring despite standards of good maintenance of Property excepted, and shall repair at his own expense any damages to said Property caused by operation or use by lessee or by others during the term of this lease and until delivery of the Property to Lessor.
(f) Neither Lessee nor others shall have the right to incur any mechanic's or other lien in connection with the repair, maintenance or storage of said Property, and Lessee agrees that neither he nor others will attempt to convey or mortgage or create any lien of any kind or character against the same or do anything or take action that might mature into such a lien.  (g) Lessee shall be responsible and liable to Lessor for, and indemnify Lessor against, any and all damage to the Property, which occurs in any manner from any cause or causes during the term of this lease or until return and delivery of the Property to Lessor.  Lessee shall be responsible and liable for, indemnify Lessor against, hold Lessor free and harmless from any claim or claims of any kind whatsoever for or from, and promptly pay any judgment for, any and all liability for personal injuries, death or property damages, or any of them, which arise or in any manner are occasioned by the acts or negligence of  Lessee or others in the custody, operation or use of, or with respect to, said Property, during the term of this lease or until return and delivery of the Property to Lessor.   (h) Lessee shall return and deliver, at the expiration of the term herein granted, the whole of said Property to the Lessor in as good condition as the same is, reasonable wear and tear accepted. (j) It is mutually agreed that in case Lessee shall violate any of the aforesaid covenants, terms and conditions Lessor may at his option without notice terminate this lease and take possession of said Property wherever found.

Executed this January 7th, 2011 by:

Lessee/ Timeshare Holdings, Inc.
2350 S. Jones Blvd. Ste 101
Las Vegas, Nevada
Doug Johnson/CFO

And

_______________________________
Lessor/ Helios, Inc.                                                                                                                         Socola Tower, Patil Lane No 3, College Road,                                                                                                 Naski Mahrashtra, Indian Pin 422005
Tejas Vijay Sonavane

End